EXHIBIT 21

SUBSIDIARIES OF UPC POLSKA, LLC

        As of December 31, 2003, the direct and indirect subsidiaries of UPC Polska, LLC consisted of:

    (i)
    Delaware limited liability companies

    •
    At Entertainment Programming LLC; and
    •
    Poland Communications LLC.

    (ii)
    Subsidiaries under Polish jurisdiction

    •
    Atomic TV Sp. z o.o. (in liquidation process)
    •
    At Media Sp. z o.o.;
    •
    Media Investment S.A.;
    •
    Medialne Towarzystwo Akcyjne S.A.;
    •
    Polska Telewizja Cyfrowa Wizja TV Sp. z o.o.;
    •
    Polska Telewizja Kablowa S.A.;
    •
    Poltelkab Sp. z o.o.;
    •
    Synergy Investment Sp. z o.o.;
    •
    TK Gosat Sp. z o.o.;
    •
    TV Sat Ursus Sp. z o.o. (in liquidation process); and
    •
    UPC Telewizja Kablowa Sp. z o.o.

    (iii)
    Subsidiaries under Dutch jurisdiction

    •
    Poland CableVision (Netherlands) B.V.; and
    •
    Wizja TV II B.V.

        As of the date of this Annual Report on Form 10-K, the direct and indirect subsidiaries of UPC Polska, LLC were the same as the ones as of December 31, 2003, except for TV Sat Ursus Sp. z o.o., which was subsequently liquidated.